Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANCIAL INFORMATION OF PROSPERITY

The following unaudited pro forma consolidated combined financial information of Prosperity as of and for the year ended December 31, 2011, is presented to show the impact on Prosperity’s historical financial position and results of operations of:

•	the completion by Prosperity of the Texas Bankers, Inc. acquisition, which was completed on January 1, 2012;

•	the completion by Prosperity of The Bank Arlington acquisition, which was completed on April 1, 2012;

•	the proposed acquisition by Prosperity of East Texas Financial Services, Inc.;

•	the proposed issuance of a number of shares of Prosperity common stock to the shareholders of East Texas Financial in connection with that acquisition;

•	the acquisition by Prosperity of American State; and

•	the issuance of shares of Prosperity common stock and cash to the shareholders of American State in connection with the merger.

As a result of the merger and assuming the exercise of all outstanding stock options, shareholders of American State will receive approximately 3.4110 shares of Prosperity common stock, with cash paid for fractional share interests, and $71.42 in cash, subject to decrease, for each share of American State common stock they own. The cash portion of the merger consideration is subject to decrease if American State’s equity capital on the closing date is less than $275.0 million, as described in the reorganization agreement.

The unaudited Pro Forma Consolidated Combined Balance Sheet reflects the historical position of Prosperity and American State as of December 31, 2011, with pro forma adjustments based on the assumption that the merger was completed on December 31, 2011. The pro forma adjustments are based on the purchase method of accounting. The unaudited Pro Forma Consolidated Combined Statement of Income assumes that the merger was completed on January 1, 2011. The adjustments are based on information available and certain assumptions that Prosperity believes are reasonable. Management has not identified, quantified or evaluated any material restructuring costs at this time and no such costs or any cost savings are reflected in the pro forma financial statements. The final allocation of the purchase price for American State between shareholders’ equity and goodwill will be determined after the merger is completed and after completion of thorough analyses to determine the fair values of American State’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Any change in the fair value of the net assets of American State will change the amount of the purchase price allocable to goodwill. Further, changes that would affect shareholders’ equity at the target institution, such as net income from December 31, 2011 through the date the merger is completed, will also change the amount of goodwill recorded. In addition, the final adjustments may be different from the unaudited pro forma adjustments presented in this proxy statement/prospectus.

The unaudited Pro Forma Consolidated Combined Statement of Income for the year ended December 31, 2011 assumes that each of the Texas Bankers acquisition, The Bank Arlington acquisition and the East Texas Financial acquisition was completed on January 1, 2011.

The following information should be read in conjunction with and is qualified in its entirety by Prosperity’s consolidated financial statements and accompanying notes contained in its Annual Report on Form 10-K for the year ended December 31, 2011, and the consolidated financial statements and accompanying notes of American State, which are included in this Current Report on Form 8-K.

The unaudited pro forma consolidated combined financial information is intended for informational purposes and is not necessarily indicative of the future financial position or future operating results of the combined company or of the financial position or operating results of the combined company that would have actually occurred had the merger or the other acquisitions been in effect as of the date or for the periods presented.

Unaudited Pro Forma Consolidated Combined Balance Sheet

As of December 31, 2011

	Prosperity Historical	Texas Bankers (a) Historical	Bank Arlington Historical	East Texas Financial (b) Historical	Pro Forma Adjustments		Adjusted Pro Forma Subtotal	American State Historical	Pro Forma Adjustments		Pro Forma Combined
	(In thousands)
Assets
Cash and due from banks	$212,800	$3,423	$757	$2,623	$—		$219,603	$108,821	$(184,618	)(j)	$143,806
Federal funds sold & other interest earning assets	642	41,127	4,280	4,760			50,809	61,250			112,059

Total cash and cash equivalents	213,442	44,550	5,037	7,383	—		270,412	170,071	(184,618)		255,865
Available for sale securities, at fair value	322,316	7	8,441	12,625			343,389	328,220			671,609
Held to maturity securities, at cost	4,336,620	25	—	10,308	431	(c)	4,347,384	1,259,589	56,245	(k)	5,663,218
Total loans	3,765,906	27,583	21,239	163,145	(3,660	)(d)	3,974,213	1,211,890	(24,500	)(d)	5,161,603
Less allowance for credit losses	(51,594)	(716)	(214)	(2,730)	3,660	(e)	(51,594)	(24,500)	24,500	(l)	(51,594)

Loans, net	3,714,312	26,867	21,025	160,415	—		3,922,619	1,187,390	—		5,110,009
Bank premises and equipment, net	159,656	3,052	1,945	4,343			168,996	27,546			196,542
Accrued interest receivable	29,405	2,252	140	786			32,583	17,350			49,933
Goodwill	924,537	—	—	2,170	9,345	(f)	936,052	23,253	223,270	(m)	1,182,575
Core deposit intangibles	20,996	—	—	—	1,407	(g)	22,403	41	17,779	(n)	40,223
Other intangibles	—	—	—	—			—	—			—
Other real estate owned	8,328	—	494	3,288			12,110	292			12,402
Bank Owned Life Insurance (BOLI), net	50,029	—	—	5,343			55,372	53,315			108,687
Other assets	43,030	280	208	3,853			47,371	14,622			61,993

Total assets	$9,822,671	$77,033	$37,290	$210,514	$11,183		$10,158,691	$3,081,689	$112,676		$13,353,056

Liabilities and Shareholders’ Equity
Deposits
Noninterest-bearing	$1,972,226	$21,025	$7,668	$12,009			$2,012,928	$561,065			$2,573,993
Interest-bearing	6,088,028	49,388	25,131	114,159			6,276,706	1,898,464			8,175,170

Total deposits	8,060,254	70,413	32,799	126,168	—	(d)	8,289,634	2,459,529	—	(d)	10,749,163
Other liabilities	42,424	(931)	64	118			41,675	19,371			61,046
Other borrowings & securities sold under repurchase agreements	67,673	—	—	64,055	—		131,728	323,076			454,804
Junior subordinated debentures	85,055	—	—	—			85,055	—			85,055

Total liabilities	8,255,406	69,482	32,863	190,341	—		8,548,092	2,801,976	—		11,350,068
Shareholders’ equity:
Common stock	46,947	165	646	13	(824	)(h)	47,928	40,246	(40,246	)(o)	56,453
					981	(i)			8,525	(p)
Capital surplus	883,575	3,604	6,016	8,131	(17,751	)(h)	925,928	41,696	(41,696	)(o)	1,309,792
					42,353	(i)			383,864	(p)
Retained earnings	623,878	3,782	(2,298)	11,916	(13,400	)(h)	623,878	249,255	(249,255	)(o)	623,878
Accumulated other comprehensive income, net of unrealized losses on available for sale securities	13,472	—	63	113	(176	)(h)	13,472	11,719	(11,719	)(o)	13,472
Less treasury stock, at cost	(607)	—	—	—			(607)	(63,203)	63,203	(o)	(607)

Total shareholders’ equity	1,567,265	7,551	4,427	20,173	11,183		1,610,599	279,713	112,676		2,002,988

Total liabilities and shareholders’ equity	$9,822,671	$77,033	$37,290	$210,514	$11,183		$10,158,691	$3,081,689	$112,676		$13,353,056

See accompanying notes to unaudited pro forma consolidated combined financial data.

Unaudited Pro Forma Consolidated

Combined Statement of Income

For the Year Ended December 31, 2011(q)

	Prosperity Historical	Texas Bankers Historical	Bank Arlington Historical	East Texas Financial Historical(q)	Pro Forma Adjustments		Adjusted Pro Forma Subtotal	American State Historical	Pro Forma Adjustments		Pro Forma Combined
	(In thousands, except per share data)
Interest income:
Loans, including fees	$214,273	$2,002	$1,382	$9,605	$—		$227,262	$63,243	$—		$290,505
Securities	157,580	140	122	756			158,598	44,369			202,967
Federal funds sold and other temporary investments	55	88	24	38			205	272	(446	)(t)	31

Total interest income	371,908	2,230	1,528	10,399	—		386,065	107,884	(446)		493,503
Interest expense:
Deposits	40,975	184	207	1,821	—		43,187	12,105	—		55,292
Federal funds purchased, other borrowings and securities sold under repurchase agreements	1,281	—	—	2,413			3,694	1,997	—		5,691
Junior subordinated debentures	2,984	—	—	—			2,984	—	—		2,984

Total interest expense	45,240	184	207	4,234	—		49,865	14,102	—		63,967

Net interest income	326,668	2,046	1,321	6,165	—		336,200	93,782	(446)		429,536
Provision for credit losses	5,200	138	(142)	447			5,643	4,092			9,735

Net interest income after provision for credit losses	321,468	1,908	1,463	5,718	—		330,557	89,690	(446)		419,801
Noninterest income:
Customer service fees	49,814	215	128	225	—		50,382	20,206	—		70,588
Other	6,229	277	45	531	—		7,082	16,329	—		23,411
Gain on sale of loans	—	—	—	68	—		68	3,368	—		3,436
Gain on sale of securities	—	—	—	103	—		103	1,709	—		1,812

Total noninterest income	56,043	492	173	927	—		57,635	41,612	—		99,247
Noninterest expense:
Salaries and employee benefits	92,057	2,017	725	3,249	—		98,048	39,534	—		137,582
Net occupancy expense and depreciation	22,784	554	208	614	—		24,160	14,408	—		38,568
Data processing	6,823	200	127	489	—		7,639	2,039	—		9,678
Core deposit intangible amortization	7,780	—	—	—	141	(r)	7,921	690	1,778	(u)	10,389
Other	34,301	942	379	1,811	—		37,433	15,742	—		53,175

Total noninterest expense	163,745	3,713	1,439	6,163	141		175,201	72,413	1,778		249,392

Income before federal income taxes	213,766	(1,313)	197	482	(141)		212,991	58,889	(2,224)		269,656
Provision for federal income taxes	72,017	(439)	—	97	(49	)(s)	71,626	16,770	(778	)(v)	87,617

Net income	$141,749	$(874)	$197	$385	$(91)		$141,366	$42,119	$(1,446)		$182,039

Basic earnings per share:
Earnings (loss) per share	$3.03	(5.30)	0.31	0.29			$2.96	$17.04			$3.23
Weighted average shares outstanding	46,846	165	646	1,308			47,827	2,471			56,352
Diluted earnings per share:
Earnings (loss) per share	$3.01	(5.30)	0.31	0.29			$2.94	$16.99			$3.22
Weighted average shares outstanding	47,017	165	646	1,308			48,002	2,479			56,527

See accompanying notes to unaudited pro forma consolidated combined financial data.

Notes to Unaudited Pro Forma Consolidated Combined Financial Data

(dollars in thousands)

Note 1. Estimated Operational Cost Savings

Prosperity anticipates operational cost savings in connection with the acquisition of Texas Bankers, Bank Arlington, East Texas Financial and American State. Prosperity anticipates that these savings will occur through the combination of back office operations and elimination of duplicate general operations, administrative and salary and benefits expense. Estimated cost savings are not presented as part of the pro forma adjustments and there can be no assurance they will be achieved in the amount or manner currently contemplated.

Note 2. Anticipated Reduction in Fee Income

Prosperity anticipates loss of income related to reduced NSF fee income and debit and ATM card income. The combined company will be subject to the Durbin Act which imposes limits on debit and ATM card income. Such amounts are not presented as part of the pro forma adjustments.

Note 3. American State Special Dividend

Pursuant to the terms of the reorganization agreement, American State has the ability to pay a one-time special dividend to its shareholders of up to $5.0 million prior to the completion of the merger. The pro forma adjustments do not include the effect of such dividend. If American State elects to pay this special dividend, its equity would decrease by the amount of the dividend and goodwill recorded in the transaction would increase by the same amount.

Note 4. Pro Forma Adjustments and Assumptions:

The following pro forma adjustments have been reflected in the unaudited pro forma consolidated combined financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

(a)	The acquisition of Texas Bankers was effective on January 1, 2012. Therefore, the balance sheet information was derived from unaudited financial statements for the periods presented.

(b)	The fiscal year end of East Texas Financial is September 30 and its audited financial statements are as of and for the year ended September 30, 2011. Therefore, the balance sheet information was derived from unaudited financial statements for the periods presented.

(c)	This adjustment represents the write-up of East Texas Financial’s held to maturity securities to market value as part of the purchase accounting transactions.

(d)	Loans and deposits are currently being evaluated for fair value adjustments in accordance with the purchase method of accounting under accounting principles generally accepted in the United States of America. No pro forma adjustments to deposits have been made at this time. For pro forma purposes with respect to each target institution, the allowance for credit losses as of December 31, 2011 results in a reasonable approximation of fair value for loans. However, at the time of preparation of the pro forma financial statements, Prosperity had not completed its fair value of the loans and deposits acquired or to be acquired in each of the mergers. As a result, there could be adjustments to the carrying value of such assets acquired and liabilities assumed after the mergers are completed.

(e)	This adjustment represents the elimination of Texas Bankers, Bank Arlington and East Texas Financial allowance for credit losses as part of the purchase accounting transactions.

(f)	This adjustment represents the estimated purchase price allocation for the acquisition of Texas Bankers, Bank Arlington and East Texas Financial, calculated as follows:

Total purchase price-Texas Bankers	$12,710	315,000 shares of Prosperity common stock based on a
		December 30, 2011 closing price of $40.35.
Total purchase price-Bank Arlington	6,183	135,000 shares of Prosperity common stock based on a March 30, 2012 closing price of $45.80.
Total purchase price-East Texas Financial	24,441	531,000 shares of Prosperity common stock based on an
		average stock price of $46.03 calculated using the closing stock price for the 10 trading days ending on April 5, 2012.
Less: Texas Bankers equity at book value	(7,551)
Less: Bank Arlington equity at book value	(4,427)
Less: East Texas Financial equity at book value	(20,173)
Elimination of allowance for credit losses as part of purchase accounting transactions	(3,660)
Allocated to loan fair value	3,660
Allocated to core deposit intangibles	(1,407)
Allocated to write-up of held to maturity securities	(431)

Total goodwill adjustment-excess of purchase price over allocation to identifiable assets and liabilities	$9,345

(g)	This adjustment represents the recognition of estimated core deposit intangibles of approximately 1% of acquired deposits, excluding time deposits, acquired in the Texas Bankers, Bank Arlington and East Texas Financial acquisitions. The estimated average of 1% was calculated by dividing the recorded CDI of all transactions consummated in 2008 through 2010 by total acquired deposits, net of CD’s.

(h)	This adjustment represents the elimination of the historical equity of Texas Bankers, Bank Arlington and East Texas Financial as a part of the purchase accounting transactions.

(i)	This adjustment represents (i) the issuance of 315,000 shares of Prosperity common stock to shareholders of Texas Bankers, based on the closing stock price of Prosperity common stock on December 31, 2011 of $40.35 per share (ii) the issuance of 135,000 shares of Prosperity common stock to shareholders of Bank Arlington, based on the closing stock price of Prosperity common stock on March 31, 2012 of $45.80 per share and (iii) the issuance of 531,000 shares of Prosperity common stock to shareholders of East Texas Financial, based on the 10 day average trading price of Prosperity common stock ending on April 5, 2012 of $46.03 per share.

(j)	This adjustment represents the cash payments expected to be made for the following items required by the merger agreement:

(i) Cash portion of merger consideration for American State	$(178,500)
(ii) Cash paid by American State to certain officers upon completion of merger	(6,118)

Total cash payment	$(184,618)

(k)	This adjustment represents the write-up of American State’s held to maturity securities to market value as part of the purchase accounting transactions.

(l)	This adjustment represents the elimination of American State’s allowance for credit losses as part of the purchase accounting transactions.

(m)	This adjustment represents the estimated purchase price allocation for the acquisition of American State, calculated as follows:

Total purchase price-American State- common stock	$392,389	8.525 million shares of Prosperity common stock based on
		an average trading price of $46.03 which represents the closing price of the Prosperity common stock for the 10 trading days ending on April 5, 2012.
Total purchase price-American State –cash	178,500	Cash portion of merger consideration
Less: American State equity at book value	(279,713)
Adjust equity for cash payments made by American State to certain officers upon completion of the merger	6,118
Elimination of allowance for credit losses as part of purchase accounting transactions	(24,500)
Allocated to loan fair value	24,500
Allocated to core deposit intangibles	(17,779)
Allocated to write-up of held to maturity securities	(56,245)

Total goodwill adjustment-excess of purchase price over allocation to identifiable assets and liabilities	$223,270

(n)	This adjustment represents the recognition of estimated core deposit intangibles of approximately 1% of acquired deposits, excluding time deposits, acquired in the American State acquisition. The estimated average of 1% was calculated by dividing the recorded CDI of all transactions consummated in 2008 through 2010 by total acquired deposits, net of CD’s.

(o)	This adjustment represents the elimination of the historical equity of American State as a part of the purchase accounting transactions.

(p)	This adjustment represents the issuance of 8.525 million shares of Prosperity common stock to shareholders of American State, based on the 10 day average trading price of Prosperity common stock ending on April 5, 2012 of $46.03 per share.

(q)	The fiscal year end of East Texas Financial is September 30. In accordance with SEC regulations, the historical statement of income information for East Texas Financial presented below is for the year ended September 30, 2011. There were no material differences in such information during the three months ended December 31, 2011.

(r)	This adjustment represents twelve months of amortization on core deposit intangibles of $1.4 million expected to be acquired in the acquisition of Texas Bankers, Bank Arlington and East Texas Financial, which will be amortized on an accelerated basis over ten years.

(s)	This adjustment represents the net federal income tax effect of the pro forma adjustments using Prosperity’s statutory tax rate of 35.0%.

(t)	This adjustment represents the anticipated loss of investment income related to the cash portion of the merger consideration using an assumed reinvestment rate of 0.25%.

Cash portion of merger consideration	$178,500
Assumed federal funds reinvestment rate	0.25%

Total adjustment to interest income	$446

(u)	This adjustment represents twelve months of amortization on core deposit intangibles of $17.8 million expected to be acquired in the acquisition of American State, which will be amortized on an accelerated basis over ten years.

(v)	This adjustment represents the net federal income tax effect of the pro forma adjustments using Prosperity’s statutory tax rate of 35.0%.